                                                        Draft 1, June 22, 1999
                                                                 Exhibit 23.01



                         CONSENT OF INDEPENDENT AUDITORS


The Plan Administrator and
the Board of Directors of
Comdata Holdings Corporation:

We consent to incorporation by reference in the registration statement (No. 333-01793) on Form S-8 of Ceridian Corporation of our report dated June 14, 1999, relating to the statements of net assets available for benefits with fund information of the Comdata Holdings Corporation 401(K) Savings and Retirement Plan as of December 31, 1998 and 1997, and the related statement of changes in net assets available for benefits with fund information and related supplemental schedules for the year ended December 31, 1998 which report appears elsewhere in this December 31, 1998 annual report on Form 11-K of the Comdata Holdings Corporation 401(K) Savings and Retirement Plan.



/s/KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 28, 1999


                                    -15-